Celanese Q4 2014 Earnings Thursday, January 22, 2015 Conference Call / Webcast Friday, January 23, 2015 10:00 a.m. ET © Celanese Mark Rohr, Chairman and Chief Executive Officer Chris Jensen, Senior Vice President, Finance Exhibit 99.3 © Celanese Celanese Corporation 1

This presentation may contain "forward-looking statements," which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in this release. These risks and uncertainties include, among other things: changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of product and industry business cycles, particularly in the automotive, electrical, textiles, electronics and construction industries; changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources; the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases; the ability to maintain plant utilization rates and to implement planned capacity additions and expansions; the ability to reduce or maintain their current levels of production costs and to improve productivity by implementing technological improvements to existing plants; increased price competition and the introduction of competing products by other companies; market acceptance of our technology; the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to the company; changes in the degree of intellectual property and other legal protection afforded to our products or technologies, or the theft of such intellectual property; compliance and other costs and potential disruption or interruption of production or operations due to accidents, interruptions in sources of raw materials, cyber security incidents, terrorism or political unrest or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, the occurrence of acts of war or terrorist incidents or as a result of weather or natural disasters; potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relating to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; changes in currency exchange rates and interest rates; our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry; and various other factors discussed from time to time in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Results Unaudited The results in this presentation, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year. Non-GAAP Financial Measures and Change in Accounting Policy This presentation, and statements made in connection with this presentation, contain references to non-GAAP financial measures. For more information on the non-GAAP financial measures used by the company and referenced in this presentation, including definitions and reconciliations with comparable GAAP financial measures, as well as prior period information, please refer to the Non-US GAAP Financial Measures and Supplemental Information document available under Investor Relations/Financial Information/Non-GAAP Financial Measures on our website, www.celanese.com. The website materials also describe a change in accounting policy regarding pension and other postretirement benefits effective January 1, 2013. © Celanese Celanese Corporation Forward-Looking Statements 2

Mark Rohr Chairman and Chief Executive Officer © Celanese Celanese Corporation 3

Recent Highlights © Celanese Celanese Corporation • Received The American Composites Manufacturers Association's Award for carbon fiber strands used in overhead conductors • Introduced low-friction and low-wear thermoplastics for medical devices that enables the device to operate smoothly • Opened a new sales center in Istanbul, Turkey to support customer growth in Turkey and the greater European region • Announced formation of a Commercial and Technology Center in Mexico • Signed a letter of intent with Setsunan to compound Celanese engineered polymers in Setsunan's Japanese facilities • Increased share repurchase authorization to $500 million; $451 million remaining at December 31, 2014 4 Low-friction and low-wear thermoplastics for medical devices

Factors Affecting Net Sales Changes Net sales (in millions) Q4 Performance $1,800 $1,200 $600 $0 30% 20% 10% 0% Q4 2013 Q3 2014 Q4 2014 15.1% 20.1% 18.1% $1,616 $1,769 $1,559 Celanese Corporation Q4 2014 Highlights © Celanese Celanese Corporation • Record fourth quarter adjusted EPS and segment income margin driven by increased flexibility and the impact of productivity initiatives in Acetyl Chain** • Deployed $49 million to repurchase ~820 thousand shares *QoQ represents Q4 2014 as compared to Q3 2014; YoY represents Q4 2014 compared to Q4 2013. **Acetyl Chain includes Acetyl Intermediates and Industrial Specialties segments Adjusted EPS Q4 2014 $1.28 Q3 2014 $1.61 Q4 2013 $1.04 Total segment income margin 5 YoY* QoQ* 10% 5% 0% -5% -10% -15% Volume Price Currency Other Total

YoY Segment income highlights • Volume increase driven by growth in Europe and Asia • Impacted by timing of turnaround activity • Affiliate earnings increased by $7 million due to fewer turnarounds in fourth quarter 2014 QoQ Segment income highlights • Volume decline reflects typical seasonal trends in North America and Europe across end use markets • Auto penetration consistent with prior quarters at ~2kg per vehicle • Pricing decline due to product and regional mix Net sales (in millions) Advanced Engineered Materials Q4 Performance Factors Affecting Net Sales Changes © Celanese Celanese Corporation $400 $300 $200 $100 $0 40% 30% 20% 10% 0% Q4 2013 Q3 2014 Q4 2014 17.2% 23.8% 19.3% $325 $366 $331 Total segment income margin 6 YoY QoQ 10% 5% 0% -5% -10% -15% Volume Price Currency Other Total

Consumer Specialties Q4 Performance Factors Affecting Net Sales Changes © Celanese Celanese Corporation YoY Segment income highlights • Higher pricing of acetate tow offset by legacy contract in acetate flake • Lower cost driven by productivity initiatives • Lower volume due to high customer tow inventory • Dividends from cellulose derivatives ventures were $5 million higher QoQ Segment income highlights • Volume decline due to seasonality • Pricing consistent with prior quarter Net sales (in millions) Total segment income margin $300 $200 $100 $0 45% 30% 15% 0% Q4 2013 Q3 2014 Q4 2014 37.6% 39.9% 39.6% $295 $291 $278 YoY QoQ 1% 0% -1% -2% -3% -4% -5% -6% -7% Volume Price Currency Other Total 7

Industrial Specialties Q4 Performance Factors Affecting Net Sales Changes © Celanese Celanese Corporation QoQ Segment income highlights • Volume decline mainly due to normal fourth quarter seasonality in emulsion polymers • Pricing consistent as product mix in EVA polymers offset slightly lower pricing in emulsion polymers on lower raw material costs Net sales (in millions) Total segment income margin $400 $300 $200 $100 $0 16% 12% 8% 4% 0% Q4 2013 Q3 2014 Q4 2014 4.8% 4.8% 2.6% $273 $314 $265 YoY Segment income highlights • Pricing increase driven primarily by higher raw material costs, mainly VAM, in emulsion polymers • Higher pricing did not completely offset higher raw material costs • Volume decline due to softer demand and focused geographic strategy in EVA polymers YoY QoQ 10% 5% 0% -5% -10% -15% -20% Volume Price Currency Other Total 8

Acetyl Intermediates Q4 Performance Factors Affecting Net Sales Changes © Celanese Celanese Corporation YoY Segment income highlights • VAM pricing increased due to productivity initiatives and unplanned industry outages • Lower volume reflects increased flexibility in our business QoQ Segment income highlights • Volume and pricing decline primarily driven by fewer industry outages in VAM • Lower margin reflects lower volume and pricing Net sales (in millions) Total segment income margin $900 $600 $300 $0 18% 12% 6% 0% Q4 2013 Q3 2014 Q4 2014 10.1% 17.9% 16.8% $829 $937 $814 YoY QoQ 15% 10% 5% 0% -5% -10% -15% -20% Volume Price Currency Other Total 9

Fairway: Clear Lake methanol project update, expected start-up October 1, 2015

Celanese



100%
80%
60%
40%
20%
0%
% of capital spend budget
% of capital spend actual
% of mechanical completion plan
% of mechanical completion actual
Mechanical completion by September 1, 2015
Jun-12
Sep-12
Dec-12
Mar-13
Jun-13
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14
Mar-15
Jun-15
Sep-15
Dec-15

Note: Project cost 99% complete

Status Update

- Working to pull project schedule forward
- All major equipment set
- Civil ~100% complete
- Steel ~70% complete
- Piping ~25% complete
- Electrical & Instrumentation ~30% complete

	Milestone	Completion
1	Start Steel Erection	On time
2	Electrical & Instrumentation Contract	On time
3	Erect First Tower	On time
4	Control Building Complete	Q1 2015
5	Reformer Installation Complete	Q2 2015
6	Mechanical Completion	Q3 2015

Clear Lake Methanol Unit Progress



Jan 2014 — Apr 2014 — Jul 2014 — Oct 2014 — Jan 2015

© Celanese

Celanese Corporation
10

2015 Outlook: Expect adjusted EPS in the range of $5.00 to $5.50 Headwinds Methanol • Impact of ~$0.40 to $0.60 of adjusted EPS • At current methanol and energy costs expect to be at the lower end of the range Other • Sharp decline in global oil pricing ◦ Pressuring global GDP growth ◦ Lower raw material costs ◦ Trade flow changes ◦ Lower global demand for bulk chemicals • Sharp decline in euro: Adjusted EPS impact of ~$0.03-$0.04 per euro cent; Potential to offset a portion with second order effects • Reduced tow purchases in 1H of 2015 due to excess tow inventory held by customers; ~$0.30 adjusted EPS impact in 2015 Offsets • Excess cash deployment ~$0.15 adjusted EPS impact • Pan-European operating structure ~$0.20 of adjusted EPS impact • Productivity initiatives ~$0.15 adjusted EPS impact • Strong growth in Engineered Materials (auto & medical) • Unlock value in Acetyl Chain • Emulsion polymers benefit from declining raw material costs • Improved plant operations © Celanese Celanese Corporation 11

Chris Jensen Senior Vice President, Finance © Celanese Celanese Corporation 12

Debt reduction • Expect lower annual interest expense by $30 million. Reduced total debt by $200 million ◦ Issued €300 million senior unsecured notes maturing in 2019 with an interest rate of 3.250% ◦ Proceeds from the Euro 3.250% notes plus cash on hand used to redeem $600 million 6.625% senior unsecured notes Extended maturity • Extended maturity of 96% of term loans and entire revolving credit facility to October 2018; also increased size of the revolving credit facility to $900 million Pension • Incremental contribution of $100 million to US pension plan 2014 De-leveraging 13

Strong Cash Flow Generation • Record operating cash flow and adjusted free cash flow, primarily driven by strong earnings • Ended the year with ~$800 million of cash • Net capex of $414 million in 2014 Continue to create value through our balance sheet Adjusted Free Cash Flow (in millions) Cash flow from operations Adjusted free cash flow (FCF) Adjusted FCF as % net sales $1,000 $800 $600 $400 $200 $0 10% 8% 6% 4% 2% 0% 2012 2013 2014 $722 $762 $962 $339 $372 $5535.3% 5.7% 8.1% © Celanese Celanese Corporation 14

Dividend* Payout and Share Repurchases Dividend Share Repurchases $300 $250 $200 $150 $100 $50 $0 2010 2011 2012 2013 2014 Return of Cash to Shareholders Share Repurchases • Deployed $250 million to repurchase ~4.3 million shares in 2014 • Remaining share repurchase authorization of $451 million • Will continue to repurchase shares opportunistically Dividend • Paid $144 million in dividends in 2014, a 73% increase compared to 2013 • Expect consistent pay out ratio $1.8 billion returned to shareholders since 2007 via dividends and share repurchases © Celanese Celanese Corporation *Based on dividends paid on common stock (in millions) 15